EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
------

Kentucky First Bancorp, Inc.

                                                                         State or Other                 Percentage
Subsidiaries (1)                                              Jurisdiction of Incorporation              Ownership
----------------                                              -----------------------------             ----------
First Federal Savings Bank                                                United States                    100%

Cynthiana Service Corporation (2)                                         Kentucky                         100%

________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2)  Wholly owned subsidiary of First Federal Savings Bank.